Exhibit 32

Certificate of Chief Executive Officer and Interim Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 of Ark Restaurants Corp. (the “Registrant”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Weinstein, Chief Executive Officer and Interim Chief Financial Officer, of the Registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

(i)	this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated as of this 14th day of August 2018

/s/ Michael Weinstein	/s/ Michael Weinstein
Michael Weinstein	Michael Weinstein
Chairman and Chief Executive Officer	Interim Chief Financial Officer
(Principal Executive Officer)	(Authorized Signatory and Interim Principal
Financial and Accounting Officer)